                                                                     EXHIBIT 3.2

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                        Effective as of December 3, 2004

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................     1

ARTICLE II FORMATION OF THE COMPANY......................................     2
   2.1     Formation.....................................................     2
   2.2     Name..........................................................     2
   2.3     Place of Business.............................................     2
   2.4     Registered Office and Registered Agent........................     2
   2.5     Term..........................................................     2
   2.6     Business Purpose..............................................     3

ARTICLE III INITIAL MEMBER...............................................     4

ARTICLE IV CAPITAL OF THE COMPANY........................................     4
   4.1     Common Shares and Initial Contributions.......................     4
   4.2     Additional Contributions......................................     4
   4.3     Interest......................................................     4

ARTICLE V RIGHTS AND OBLIGATIONS OF THE MEMBER...........................     4
   5.1     Limitation of Member's Responsibility, Liability..............     4
   5.2     Return of Distributions.......................................     5

ARTICLE VI ACTS OF THE MEMBER............................................     5
   6.1     Action by the Member With a Meeting...........................     5
   6.2     Action by the Member Without a Meeting........................     5
   6.3     Waiver of Notice..............................................     5
   6.4     Special Prohibitions and Limitations..........................     5
   6.5     Amendments to be Adopted Solely by the Managers...............     5
   6.6     Amendments....................................................     6

ARTICLE VII RIGHTS AND DUTIES OF MANAGERS................................     6
   7.1     Management....................................................     6
   7.2     Number and Qualifications.....................................     6
   7.3     Powers of the Managers........................................     7
   7.4     Initial Manager...............................................     7
   7.5     Place of Meetings.............................................     7
   7.6     Meetings of Managers..........................................     7
   7.7     Quorum........................................................     7
   7.8     Attendance and Waiver of Notice...............................     7
   7.9     Action by Managers Without a Meeting..........................     7
   7.10    Compensation of Managers......................................     7
   7.11    Committees....................................................     8
   7.12    Liability of Managers.........................................     8

ARTICLE VIII INDEMNIFICATION.............................................     8
   8.1     Indemnification...............................................     8
   8.2     Advancement or Reimbursement of Expenses......................     9
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
   8.3     Nonexclusivity and Survival of Indemnification................     9
   8.4     Insurance.....................................................     9

ARTICLE IX ALLOCATIONS AND DISTRIBUTIONS.................................     9
   9.1     Allocations...................................................     9
   9.2     Distributions.................................................     9

ARTICLE X ACCOUNTING PERIOD, RECORDS AND REPORTS.........................    10
   10.1    Accounting Period.............................................    10
   10.2    Records, Audits and Reports...................................    10
   10.3    Inspection....................................................    10

ARTICLE XI TAX MATTERS...................................................    10
   11.1    Tax Returns and Elections.....................................    10
   11.2    State, Local or Foreign Income Taxes..........................    10

ARTICLE XII RESTRICTIONS ON TRANSFERABILITY..............................    10

ARTICLE XIII DISSOLUTION AND TERMINATION.................................    11
   13.1    Dissolution...................................................    11
   13.2    Effect of Dissolution.........................................    11
   13.3    Winding Up, Liquidating and Distribution of Assets............    11
   13.4    Certificate of Cancellation...................................    12
   13.5    Return of Contribution........................................    12

ARTICLE XIV MISCELLANEOUS PROVISIONS.....................................    12
   14.1    Notices.......................................................    12
   14.2    Books of Account and Records..................................    12
   14.3    Application of Delaware Law...................................    12
   14.4    Waiver of Action for Partition................................    12
   14.5    Execution of Additional Instruments...........................    13
   14.6    Headings......................................................    13
   14.7    Waivers.......................................................    13
   14.8    Rights and Remedies Cumulative................................    13
   14.9    Severability..................................................    13
   14.10   Heirs, Successors and Assigns.................................    13
   14.11   Creditors.....................................................    13
   14.12   Counterparts..................................................    13
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                                      -ii-

                       LIMITED LIABILITY COMPANY AGREEMENT

          This Limited Liability Company Agreement (this "Agreement") is made and executed to be effective as of December 3, 2004, by CenterPoint Energy Houston Electric, LLC, a Texas limited liability company.

          WHEREAS, a certificate of formation of CenterPoint Energy Transition Bond Company II, LLC (the "Company"), has been filed with the Secretary of State of the State of Delaware; and

          WHEREAS, it is desired that the orderly management of the affairs of the Company be provided for;

                                    ARTICLE I

                                   DEFINITIONS

          The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

          "Agreement" shall mean this Agreement as originally executed and as it may be amended from time to time hereafter.

          "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by the Member whenever made.

          "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with and endorsed by the Secretary of State of the State of Delaware, as such certificate may be amended from time to time hereafter.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

          "Common Interest" shall have the meaning given such term in Section
4.1.

          "Common Share" shall mean an undivided portion of all of the rights, duties, obligations and ownership interests in the Company.

          "Delaware Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time hereafter.

          "Entity" shall mean any foreign or domestic general partnership, limited partnership, limited liability company, corporation, joint enterprise, trust, business trust, employee benefit plan, cooperative or association.

          "Fiscal Year" shall mean the Company's fiscal year, which shall be determined by the Managers in accordance with Section 706(b) of the Code.

          "Manager" shall mean any of the managers of the Company duly appointed or elected to serve in such capacity under Delaware law and this Agreement.

          "Member" shall mean each Person who executes a counterpart of this Agreement as a Member and each Person who may hereafter become a Member pursuant to Article XII; but shall not include any Member that ceases to be a Member.

          "Person" shall mean any individual or Entity, and any heir, executor, administrator, legal representative, successor or assign of such "Person" where the context so admits.

          "PUCT" shall mean the Public Utility Commission of Texas or any successor entity thereto.

          "Texas Electric Choice Plan" shall mean the Act of May 21, 1999, 76th Leg. R.S. ch. 405, 1999 (codified at Texas Utilities Code Section 39.001 et seq.).

          "Transition Bonds" and "Transition Property" shall have the meanings given such terms in Section 2.6.

                                   ARTICLE II

                            FORMATION OF THE COMPANY

          2.1 Formation. On December 3, 2004, the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware pursuant to the Delaware Act.

          2.2 Name. The name of the Company is CenterPoint Energy Transition Bond Company II, LLC. If the Company shall conduct business in any jurisdiction other than the State of Delaware, it shall register the Company or its trade name with the appropriate authorities in such state in order to have the legal existence of the Company recognized.

          2.3 Place of Business. The Company may locate its places of business and registered office at any place or places as the Managers may from time to time deem advisable.

          2.4 Registered Office and Registered Agent. The Company's registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address shall be The Corporation Trust Company.

          2.5 Term. The Company and this Agreement shall continue until the earliest of (a) such time as all of the Company's assets have been sold or otherwise disposed of or (b) such time as the Company's existence has been terminated as otherwise provided herein or in the Delaware Act.

          2.6 Business Purpose. The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

               (a) to authorize, issue, sell and deliver one or more series or classes of transition bonds (as defined in the Texas Electric Choice Plan) ("Transition Bonds") and, in connection therewith, to enter into any agreement or document providing for the authorization, issuance, sale and delivery of the Transition Bonds;

               (b) to purchase, acquire, own, hold, administer, service, and enter into agreements for the servicing of, finance, manage, sell, assign, pledge, collect amounts due on and otherwise deal with rights and interests under any financing order issued by the PUCT to the Member in connection with the issuance of Transition Bonds ("Transition Property"), other assets to be acquired in connection therewith and any proceeds or rights associated therewith;

               (c) to negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, any agreement, instrument or document relating to the activities set forth in clauses (a) and (b) above; provided, that each party to any such agreement under which material obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the indenture providing for the Transition Bonds and the payment in full of each series of Transition Bonds and any other amounts owed under such indenture, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company; or ordering the winding up or liquidation of the affairs of the Company; and provided, further, that the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

               (d) to invest proceeds from Transition Property and its other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of Transition Bonds or as otherwise determined by the Managers and not inconsistent with this Section or such applicable agreements or instruments;

               (e) to do such other things and carry on any other activities which the Managers determine to be necessary, convenient or incidental to any of the foregoing purposes, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Delaware Act that are related or incidental to any of the foregoing; and

               (f) to enter into and perform all agreements or instruments entered into in connection with the issuance of Transition Bonds and all documents, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member, any Manager or other Person notwithstanding any other provision of this Agreement, the Delaware Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager to enter into other agreements on behalf of the Company.

                                   ARTICLE III

                                 INITIAL MEMBER

          The name and place of business of the initial Member are as follows:

          CenterPoint Energy Houston Electric, LLC
          1111 Louisiana
          Houston, Texas 77002

                                   ARTICLE IV

                             CAPITAL OF THE COMPANY

          4.1 Common Shares and Initial Contributions.

               (a) A class of equity interests denominated the "Common Shares" is hereby designated as the sole class of equity interests of the Company. Each issued and outstanding Common Share shall at any time represent that undivided portion of all of the rights, duties, obligations and ownership interests in the Company in proportion to the total number of Common Shares outstanding at such time.

               (b) The Company will issue to the initial Member 1,000 Common Shares (together, the "Common Interest") upon payment of $1,000 to the Company from the Initial Member, which shall be deemed to be the initial Capital Contribution of the initial Member. Upon receipt of such initial Capital Contribution and execution of this Agreement by the Member, such Common Shares shall be validly issued and outstanding, fully paid and nonassessable.

          4.2 Additional Contributions. The Member shall not be required to make additional Capital Contributions unless, and except on such terms as, the Managers and the Member unanimously agree.

          4.3 Interest. No interest shall be paid by the Company on Capital Contributions.

                                    ARTICLE V

                      RIGHTS AND OBLIGATIONS OF THE MEMBER

          5.1 Limitation of Member's Responsibility, Liability. The Member shall not perform any act on behalf of the Company, incur any expense, obligation or indebtedness of any nature on behalf of the Company, or in any manner participate in the management of the Company or receive or be credited with any amounts, except as specifically contemplated hereunder. The Member shall not be personally liable for any amount in excess of its Capital

Contribution, and shall not be liable for any of the debts or losses of the Company, except to the extent that a liability of the Company is founded upon or results from an unauthorized act or activity of the Member. In addition, the Member's liability shall be limited as set forth in the Delaware Act and other applicable law hereafter in effect.

          5.2 Return of Distributions. In accordance with Section 18-607 of the Delaware Act, the Member will be obligated to return any distribution from the Company only as provided by applicable law.

                                   ARTICLE VI

                               ACTS OF THE MEMBER

          6.1 Action by the Member With a Meeting. The Member may act by voting the Common Interest at a meeting, which may be called by the Member or any Manager, and which may be held at any place designated by the Member. If a Manager calls such a meeting, written notice shall be given to the Member not less than 10 and not more than 60 days before the date of the meeting. At all meetings of the Member, the Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney in fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

          6.2 Action by the Member Without a Meeting. Action required or permitted to be taken at a meeting of the Member may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Member and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records.

          6.3 Waiver of Notice. When any notice is required to be given to the Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

          6.4 Special Prohibitions and Limitations. Without the prior approval of the Member, the Company shall not (i) sell, exchange or otherwise dispose of all or substantially all of the assets of the Company outside the ordinary course of business of the Company (provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the Company and shall not apply to any forced sale of any or all of the assets of the Company pursuant to the foreclosure of (or in lieu of foreclosure), or other realization upon, any such encumbrance), (ii) merge, consolidate or combine with any other Person, or (iii) issue additional Common Shares.

          6.5 Amendments to be Adopted Solely by the Managers. The Managers, without the consent at the time of the Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

               (a) a change in the name of the Company or the location of the principal place of business of the Company;

               (b) a change that is necessary or advisable in the opinion of the Managers to qualify the Company as a company in which members have limited liability under the laws of any state or other jurisdiction or to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes;

               (c) a change that (i) in the sole discretion of the Managers does not adversely affect the Member in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute or (iii) is required or contemplated by this Agreement;

               (d) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Company or the Member pursuant to the requirements of Delaware law if the provisions of Delaware law are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section 6.5(d) shall be applicable only if such changes are not materially adverse to the Member; or

               (e) any other amendments similar to the foregoing.

          The Member hereby appoints each Manager as its attorney in fact to execute any amendment permitted by this Section 6.5.

          6.6 Amendments. A proposed amendment to this Agreement (other than one permitted by Section 6.5) shall be effective upon its adoption by the Member.

                                   ARTICLE VII

                          RIGHTS AND DUTIES OF MANAGERS

          7.1 Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Member by the Delaware Act, the Certificate of Formation of the Company or this Agreement. In accordance with and pursuant to the provisions of Section 18-407 of the Delaware Act, the Managers may delegate to one or more other persons their rights and powers to manage and control the business and affairs of the Company, provided that any such delegation may not authorize any action that would violate or reasonably be expected to violate the limited business purpose of the Company specified in
Section 2.6.

          7.2 Number and Qualifications. The number of Managers of the Company shall initially be one; but the number of Managers may be changed by the Member. Managers need not be residents of the State of Delaware or Members of the Company. The Managers, in their discretion, may elect a chairman of the Managers who shall preside at any meetings of the Managers.

          7.3 Powers of the Managers. Without limiting the generality of Section 7.1, the Managers shall have power and authority, acting in concert in accordance with this Agreement, to cause the Company to do and perform all acts as may be necessary or appropriate to the conduct of the Company's business.

          7.4 Initial Manager. The initial Manager shall be Marc Kilbride. The Member shall have the right to take action pursuant Section 6.1 or Section 6.2 to designate one or more Managers and to remove, replace or fill any vacancy occurring for any reason of any Manager.

          7.5 Place of Meetings. All meetings of the Managers of the Company or committees thereof may be held either within or without the State of Delaware. Any Manager may participate in a meeting by means of conference telephone or similar equipment, and participation by such means shall constitute presence in person at the meeting.

          7.6 Meetings of Managers. Meetings of the Managers may be called by any Manager on two days' notice to each Manager, either personally or by mail, telephone or telegram.

          7.7 Quorum. At all meetings of the Managers, the presence of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers, except as otherwise provided by law, Certificate of Formation or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          7.8 Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

          7.9 Action by Managers Without a Meeting. Action required or permitted to be taken at a meeting of Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by a majority of the Managers and included in the Company minutes or records. Action taken under this Section is effective when a majority of the Managers have signed the consent, unless the consent specifies a different effective date. The record date for determining Managers entitled to take action without a meeting shall be the date the first Manager signs a written consent.

          7.10 Compensation of Managers. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time approved by the Member, provided that nothing contained in this Agreement shall preclude any Manager from serving the Company in any other capacity and receiving compensation for service. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the managers.

          7.11 Committees. The Managers may, by resolution, designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in this Agreement and under the Delaware Act.

          7.12 Liability of Managers. A Manager shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a Manager of the Company. A Manager of the Company shall not be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a Manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Delaware law as a result of the willful or grossly negligent act or omission of the Manager. If the laws of the State of Delaware are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of Managers, then the liability of a Manager of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended laws of the State of Delaware. Any repeal or modification of this Section 7.12 by the Member of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Manager of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          8.1 Indemnification. Each Person who at any time shall be, or shall have been, a Member or Manager of the Company, or any Person who, while a Member, Manager or agent of the Company, is or was serving at the request of the Company as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an Entity, shall be entitled to indemnification as and to the fullest extent permitted by the provisions of Delaware law or any successor statutory provisions, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which one to be indemnified may be entitled as a matter of law or under this Agreement, any other agreement, by vote of the Member or disinterested Managers or otherwise, both as to any action in an official capacity and as to action in another capacity while holding such office. Any repeal of this Section 8.1 shall be prospective only, and shall not adversely affect any right of indemnification existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification. Any Person entitled to indemnification in accordance with this Section 8.1 shall hereinafter be referred to as an

"Indemnitee." If any provision or provisions of this Agreement relating to indemnification shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, including, without limitation, by allowing indemnification by vote of the Member or Managers or the disinterested minority thereof.

          8.2 Advancement or Reimbursement of Expenses. The Company may pay in advance or reimburse expenses actually or reasonably incurred or anticipated by an Indemnitee in connection with an appearance as a witness or other participation in a proceeding whether or not such Indemnitee is a named defendant or a respondent in the proceeding.

          8.3 Nonexclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which one seeking indemnification and advancement of expenses may be entitled under this Agreement, any other agreement, by vote of the disinterested Member or Managers or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office, it being the policy of the Company that, if the Managers and the Member unanimously approve, indemnification specified in this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act or otherwise.

          8.4 Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of an Entity against any liability asserted against and incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.

                                   ARTICLE IX

                          ALLOCATIONS AND DISTRIBUTIONS

          9.1 Allocations. Except as may otherwise be unanimously agreed by the Managers with the consent of the Member, all items of income, gain, loss, deduction, and credit of the Company shall be allocated to the Member in respect of its Common Interest.

          9.2 Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by unanimous vote of the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Sections 18-607 or 18-804 of the Delaware Act or any other applicable law or any agreement or instrument entered into by the Company in connection with the issuance of Transition Bonds.

                                    ARTICLE X

                     ACCOUNTING PERIOD, RECORDS AND REPORTS

          10.1 Accounting Period. The Company's accounting period shall be the Fiscal Year.

          10.2 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

          10.3 Inspection. The books and records of the Company shall be maintained at the principal place of business of the Company and shall be open to inspection by the Member at all reasonable times during any business day.

                                   ARTICLE XI

                                   TAX MATTERS

          11.1 Tax Returns and Elections. The Managers or their designees shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns that the Managers or their designees deem necessary and are required to be filed by the Company. Copies of such returns, or pertinent information therefrom, shall be furnished to the Member as promptly as practicable after filing.

          11.2 State, Local or Foreign Income Taxes. In the event state or foreign income taxes are applicable, any references to federal income taxes or to "income taxes" contained herein shall refer to federal, state, local and foreign income taxes. References to the Code or Treasury Regulations shall be deemed to refer to corresponding provisions that may become applicable under state, local or foreign income tax statutes and regulations.

                                  ARTICLE XII

                         RESTRICTIONS ON TRANSFERABILITY

          The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers. Upon registration of the transfer and assignment of the Common Interest on the books of the Company, and without any further action of any Person, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the Delaware Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. Notwithstanding the foregoing, the Common Interest may not be transferred unless any conditions thereto specified in agreements or instruments entered into by the Company in connection with the issuance of Transition Bonds are satisfied.

                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

          13.1 Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

               (i) when the period fixed for the duration of the Company shall expire;

               (ii) if the Member so elects by vote or in writing; or

               (iii) as otherwise provided under Delaware law.

          13.2 Effect of Dissolution. Upon the occurrence of any of the events specified in this Article effecting the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of cancellation has been issued by the Secretary of State of the State of Delaware or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

          13.3 Winding Up, Liquidating and Distribution of Assets.

               (a) Upon dissolution, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

               (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets in kind to the Member), (2) allocate any income or loss resulting from such sales to the Member in accordance with this Agreement, (3) discharge all liabilities to creditors in the order of priority as provided by law, (4) discharge all liabilities of the Member (other than liabilities to the Member or for Capital Contributions to the extent unpaid in breach of an obligation to do so), including all costs relating to the dissolution, winding up and liquidation and distribution of assets, (5) establish such reserves as the Managers may determine to be reasonably necessary to provide for contingent liabilities of the Company, (6) discharge any liabilities of the Company to the Member other than on account of their interests in Company capital or profits and (7) distribute the remaining assets to the Member, either in cash or in kind, as determined by the Managers.

               (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company no Member shall have any obligation to make any contribution to the capital of the Company other than any Capital Contributions such Member agreed to make in accordance with this Agreement.


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               (d) Upon completion of the winding up, liquidation and
distribution of the assets, the Company shall be deemed terminated.

               (e) The Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

          13.4 Certificate of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Member, a Certificate of Cancellation shall be executed in duplicate, and verified by the person signing the Certificate of Cancellation and filed with the Secretary of State of the State of Delaware, which Certificate shall set forth the information required by the Delaware Act.

          13.5 Return of Contribution. Except as provided by law, upon dissolution, the Member shall look solely to the assets of the Company for the return of its Capital Contribution.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

          14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Agreement.

If mailed, any such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail with postage thereon prepaid, addressed and sent as aforesaid.

          14.2 Books of Account and Records. Proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company shall be kept or shall be caused to be kept by the Company. Such books and records shall be maintained as provided in Section 10.3. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Member or its duly authorized representatives during reasonable business hours.

          14.3 Application of Delaware Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Delaware Act.

          14.4 Waiver of Action for Partition. The Member irrevocably waives, during the term of the Company, any right that the Member may have to maintain any action for partition with respect to the property of the Company.


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          14.5 Execution of Additional Instruments. The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

          14.6 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          14.7 Waivers. No waiver of any right under this Agreement shall be effective unless evidenced in writing and executed by the Person entitled to the benefits thereof. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent another act or omission, which would have originally constituted a violation, from having the effect of an original violation.

          14.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights or remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          14.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

          14.10 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

          14.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

          14.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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          EXECUTED to be effective as of the date first above written.

                                        CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC


                                        By: /s/ Rufus S. Scott
                                            ------------------------------------
                                        Name: Rufus S. Scott
                                        Title: Vice President, Deputy General
                                               Counsel and Assistant Secretary


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